FOR IMMEDIATE RELEASE

Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	VP, Corporate Communications and IR
CombinatoRx, Incorporated	CombinatoRx, Incorporated
Phone: 617-301-7100	617-301-7099
rforrester@combinatorx.com	gnugent@combinatorx.com

CURTIS KEITH, PH.D. TRANSITIONS FROM COMBINATORX MANAGEMENT TEAM TO SCIENTIFIC ADVISORY BOARD

-Accepts Harvard Appointment-

CAMBRIDGE, Mass., February 8, 2008 -- CombinatoRx, Incorporated (NASDAQ: CRXX) announced today that Curtis T. Keith, Ph.D., Senior Vice President, Research and a co-founder of the Company, is leaving the CombinatoRx management team to accept a position at Harvard University as Chief Scientific Officer for the Office of Technology Development Accelerator Fund. Dr. Keith will remain with CombinatoRx as a member of its scientific advisory board.

Managing research activities at CombinatoRx are Margaret Lee, Ph.D., Vice President, Therapeutic Area Disease Research, Mahesh Padval, Ph.D., Vice President, Preclinical Development and Formulations and Grant Zimmermann, Ph.D., Vice President, Discovery Sciences and Technology, all of whom were promoted last year.

“I am proud to have been a member of the CombinatoRx team that has translated the concept of combination science into promising drug candidates in clinical development”, commented Curtis Keith, Ph.D. “I look forward to continuing to advise the strong team that I put in place and playing a part in the future success of CombinatoRx through participation on the Scientific Advisory Board”.

“Curtis was one of the co-founders of CombinatoRx and has been invaluable in shaping and building the company’s R&D effort from the beginning. We wish him all the best in his future endeavors, and look forward to his contributions to the Company through the Scientific Advisory Board,” said Alexis Borisy, President and CEO of CombinatoRx. “CombinatoRx is fortunate to have a deep pool of scientific talent within its research and development organization. Drs. Lee, Padval and Zimmerman have made appreciable contributions to our scientific achievements and will continue to build those leadership roles at CombinatoRx with their new responsibilities”.

About CombinatoRx:

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals and has a broad product portfolio in phase 2 clinical development. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action striking at the biological complexities of human disease. The lead programs in the CombinatoRx portfolio are advancing into later stage clinical trials based on the strength of multiple positive phase 2a results. This portfolio is internally generated from the CombinatoRx proprietary drug discovery technology which provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx please visit www.combinatorx.com.

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its product candidates and their clinical potential, its plans for clinical and preclinical development of its product candidates, its personnel, business plans and its drug discovery technology. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the CombinatoRx drug discovery technology, the Company's ability to initiate and successfully complete clinical trials of its product candidates, risks associated with the preclinical development of its product candidates and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company's ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2008 CombinatoRx, Incorporated. All rights reserved. -end-

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com